UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): July 17, 2007

Commission File No. 001-33399

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b). On July 17, 2007, Mr. Alexander Ellis III tendered his resignation as a director of Comverge, Inc. (the “Company”). Mr. Ellis is a general partner of Rockport Capital Partners, L.P., a venture capital firm focused on energy technologies. Rockport Capital Partners, through two of its funds, became an investor in the Company in October 2004 and is a shareholder of the Company. The resignation was accepted by the Company and was effective immediately. Mr. Ellis did not resign as the result of any disagreement with the Company on any matter related to the Company’s operations, business strategies, policies, or practices and his resignation is unrelated to the acquisition of Enerwise Global Technologies, Inc. which he fully supports. The Company’s Board of Directors has no immediate plans to appoint a replacement for Mr. Ellis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

	By:	/s/ Michael Picchi
	Name:	Michael Picchi
	Title:	Chief Financial Officer
Dated: July 20, 2007